                                                                    EXHIBIT 10.1

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                              TERM LOAN AGREEMENT


                     --------------------------------------


                            PARKER DRILLING COMPANY


                                      and


                         ING (U.S.) CAPITAL CORPORATION


                     --------------------------------------


                                  $100,000,000



                                November 8, 1996



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
                               TABLE OF CONTENTS

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
TERM LOAN AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I - Definitions and References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.  Exhibits and Schedules; Additional Definitions . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.3.  Amendment of Defined Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.4.  References; Titles; Common Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.5.  Calculations and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE II - Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.1.  Commitments to Lend; Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2.  Requests for New Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3.  Continuations and Conversions of Existing Loans  . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.4.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.5.  Agent's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.6.  Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.7.  Funding Required Prior to Execution of Indenture . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III - Payments to Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.1.  General Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.2.  Capital Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.3.  Increased Cost of Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.4.  Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.5.  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.6.  Reimbursable Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.7.  Change of Applicable Lending Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.8.  Replacement of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV - Conditions Precedent to Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.1.  Documents to be Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.2.  Additional Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.1.  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.2.  Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.3.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.4.  No Conflicts or Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.5.  Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.6.  Initial Financial Statements; Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.7.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.8.  Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.9.  Labor Disputes and Acts of God . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
         Section 5.10.  ERISA Plans and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.11.  Environmental and Other Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.12.  Names and Places of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.13.  Borrower's Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.14.  Title to Properties; Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI - Affirmative Covenants of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.1.   Payment and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.2.   Books, Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.3.   Other Information and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.4.   Notice of Material Events and Change of Address . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.5.   Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.6.   Maintenance of Existence and Qualifications . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.7.   Payment of Trade Liabilities, Taxes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.8.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.9.   Performance on Borrower's Behalf  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.10.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.11.  Compliance with Agreements and Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.12.  Environmental Matters; Environmental Reviews  . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.13.  Evidence of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.14.  Subsidiary Guaranties; Exempt Foreign Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.15.  Agreement to Provide Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.16.  Perfection and Protection of Security Interests and Liens . . . . . . . . . . . . . . . . . .  37
         Section 6.17.  Designated Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.18.  Notice to Account Debtors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII - Negative Covenants of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.1.   Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.2.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.3.   Limitation on Mergers, Issuances of Securities  . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.4.   Limitation on Sales of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.5.   Limitation on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.6.   Limitation on New Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.8.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 7.9.   Hedging and Certain Other Contracts; Amendments; Multiemployer ERISA Plans  . . . . . . . . .  43
         Section 7.10.  Public Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.11.  Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.12.  EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.13.  Debt to Capital Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII - Events of Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.1.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.2.   Bank Accounts; Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE IX - Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





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
         Section 9.1.    Appointment and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.2.    Exculpation, Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.3.    Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 9.4.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 9.5.    Rights as Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 9.6.    Sharing of Set-Offs and Other Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 9.7.    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 9.8.    Benefit of Article IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 9.9.    Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE X - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.1.   Waivers and Amendments; Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.2.   Survival of Agreements; Cumulative Nature  . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 10.3.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 10.4.   Payment of Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 10.5.   Parties in Interest; Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 10.6.   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.7.   Limitation on Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.8.   Termination; Limited Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.9.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 10.10.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 10.11.  GOVERNING LAW; SUBMISSION TO PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 10.12.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. . . . . . . . . . . . . . . . . . . . . . . . .  59




SCHEDULE 1                Disclosure Schedule
SCHEDULE 2                Security Schedule
SCHEDULE 3                Required Insurance

EXHIBIT A                 Promissory Note
EXHIBIT B-1               Borrowing Notice
EXHIBIT B-2               Continuation/Conversion Notice
EXHIBIT C                 Certificate Accompanying Financial Statements
EXHIBIT D                 Environmental Compliance Certificate
EXHIBIT E                 Assignment and Acceptance
EXHIBIT F                 Accounts Receivable Report
EXHIBIT G                 Rig Report





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
                              TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT is made as of November 8, 1996, by and among Parker Drilling Company, a Delaware corporation (herein called "Borrower"), ING (U.S.) Capital Corporation, a Delaware corporation (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "Accounts Receivable Report" means a report in the form attached hereto as Exhibit F, appropriately completed, together with the attachments called for therein (and, upon request of Agent, copies of invoices, credit reports, and any other matters and information relating to the accounts described therein).

         "Acquisitions" means the two stock acquisitions (and related transactions) to be made by Borrower pursuant to the Mallard Acquisition Agreement and the Quail Acquisition Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of ten percent or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means ING (U.S.) Capital Corporation, as Agent hereunder, and its successors in such capacity.

         "Agreement" means this Term Loan Agreement.

         "Bank Parties" means Agent, Collateral Agent and all Lenders.

         "Base Rate" means the sum of the Reference Rate plus the Base Rate Margin. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall never exceed the Highest Lawful Rate.

         "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

         "Base Rate Margin" means, on each day: (a) zero percent (0%) when the Debt to Capital Ratio as then most recently determined is less than or equal forty-five percent (45%), (b) one quarter of one percent (0.25%) when the Debt to Capital Ratio as then most recently determined is greater than forty-five percent (45%) but less than or equal to fifty percent (50%), and (c) one-half of one percent (0.50%) when the Debt to Capital Ratio as then most recently determined is greater than fifty percent (50%); provided that if the interest rate on the Public Notes is increased due to any "Registration Default" as defined in the Registration Rights Agreement referred to in the Indenture and the Offering Circular, the Base Rate Margin shall be automatically increased by the same amount.

         "Borrower" means Parker Drilling Company, a Delaware corporation.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of Borrower and is organized under the Laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard and Poor's Ratings Group (or its successors) or at least P-2 by Moody's Investors Service, Inc. (or its successors); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of either of the following events: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 35% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (ii) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

         "Collateral" means all property of any kind which is subject to a Lien for the benefit of Lenders or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Collateral Agent" means ING (U.S.) Capital Corporation, as Collateral Agent hereunder and under the Revolving Credit Agreement, and its successors in such capacity.

         "Commitment Period" means the period from and including the date hereof until and including December 31, 1996 (or, if earlier, the day on which the Notes first become due and payable in full).

         "Consolidated" refers to the consolidation of Borrower, in accordance with GAAP, with its properly consolidated Subsidiaries (or, where so stated, its properly consolidated Restricted Subsidiaries). References herein to a Borrower's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Borrower and its properly consolidated Subsidiaries.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

         "Debt to Capital Ratio" has the meaning given to such term in Section 7.13.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean two percent (2.0%) per annum plus the related Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

         "Designated Account" means an account maintained by Borrower or a Restricted Subsidiary with a bank organized under the Laws of the United States or any state thereof, which has been specified in a notice to the Agent pursuant to Section 6.17.

         "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2.

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Related Person on or in respect of any stock, partnership interest, or other equity interest in such Related Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Related Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Related Person (including any such option or warrant).

         "Eligible Accounts" means, at the time in question, any accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York):

                 (a) that have been earned by Borrower or a Restricted Subsidiary from the sale of property or the rendition of services in the ordinary course of business and are due and owing to Borrower or such Restricted Subsidiary,

                 (b) that are owned, free and clear of all Liens (other than Permitted Liens) or rights of others, by Borrower or a Restricted Subsidiary and (unless owned by a Restricted Subsidiary that has been designated an Exempt Foreign Subsidiary under the Indenture) are subject to a valid and perfected Lien in favor of Collateral Agent pursuant to the Security Documents;

                 (c) that are payable in United States dollars to a Designated Account;

                 (d) that are not outstanding more than 90 days past the due date expressed in the related invoice, are not due more than 60 days after the issuance date expressed in the related invoice, and for which the account debtor thereunder has been sent an invoice within 30 days after such account has been entered on the financial records of the appropriate Related Person;

                 (e) that are not owed by an account debtor that is a Related Person or an Affiliate of a Related Person;

                 (f) that are not owed by an account debtor that has taken any of the actions or suffered any of the events of the kind described in
         Section 8.1(j)(i), (ii) or (iii), which actions or events are still in effect, unless the payment obligations of such account debtor in respect of any such account are supported by a letter of credit on reasonable and customary terms or other similar security provisions the terms of which are reasonably satisfactory to Agent;

                 (g) as to which neither the account debtor nor the account creditor is in default in the performance or observance of any of the terms thereof;

                 (h) against which no defense, offset, counterclaim or claim has been asserted or alleged, and which are not subject to any defense, offset, counterclaim or claim (provided that any account for which the account debtor has claimed an adjustment shall not be disqualified as an Eligible Account under this clause (h) to the extent that such account debtor has affirmed its obligation to pay any undisputed amount); and

                 (i) that Agent has not otherwise determined, in the exercise of its good faith discretion, to be inadequate support for the extension of credit hereunder.

         "Eligible Transferee" means a Person which either (a) is a Lender, or
(b) is consented to as an Eligible Transferee by Agent and (so long as no Event of Default is continuing) by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

         "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

         "Eurodollar Margin" means, on each day: (a) one and three-fourths percent (1.75%) when the Debt to Capital Ratio as then most recently determined is less than or equal forty-five percent

(45%), (b) two percent (2.0%) when the Debt to Capital Ratio as then most recently determined is greater than forty-five percent (45%) but less than or equal to fifty percent (50%), and (c) two and one-quarter percent (2.25%) when the Debt to Capital Ratio as then most recently determined is greater than fifty percent (50%); provided that if the interest rate on the Public Notes is increased due to any "Registration Default" as defined in the Registration Rights Agreement referred to in the Indenture and the Offering Circular, the Eurodollar Margin shall be automatically increased by the same amount.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Eurodollar Rate =

         LIBOR Rate             + Eurodollar Margin
         -----------------------
         100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Exempt Foreign Subsidiary" means a Restricted Subsidiary of Borrower which has been designated as an "Exempt Foreign Subsidiary" pursuant to the Indenture, as requested by Agent and the agent under the Revolving Credit Agreement, and as to which such designation has not been revoked at the time in question.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiscal Quarter" means a three-month period ending on the last day of any November, February, May, or August.

         "Fiscal Year" means a twelve-month period ending on August 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to Borrower's audited Consolidated financial statements prepared as of August 31, 1996. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all calculations and determinations to be made hereunder shall be made without regard to such change until Borrower and Majority Lenders either agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries or make any appropriate amendments to this Agreement to deal with the consequences of such change.

         "Guarantor Subsidiary" means any Subsidiary of Borrower which, at the time in question, is obligated on a Guaranty that has been executed and delivered to Collateral Agent pursuant to Section 6.14.

         "Guaranty" means (a) any of the guaranties being given concurrently herewith to Collateral Agent by various Restricted Subsidiaries and (b) any other guaranty which is now or hereafter given by a Subsidiary of Borrower to Collateral Agent in substantially the same form.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "Indebtedness" of any Person means, without duplication, all obligations and liabilities of such Person:

                 (a) for borrowed money or to redeem mandatorily redeemable preferred stock,

                 (b) evidenced by a note, debenture, bond, or similar instrument,

                 (c) to pay the deferred purchase price of property or services,

                 (d) under conditional sales or other title retention agreements,

                 (e) consisting of capitalized amounts under leases capitalized in accordance with GAAP,

                 (f) which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

                 (g) under direct or indirect guaranties of the Indebtedness of any other Person, including obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (whether under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services) and also including all Indebtedness of other Persons which, whether or not assumed by such Person, is secured by a Lien on the assets of such Person, and

                 (h) with respect to letters of credit or applications or reimbursement agreements therefor, or for bankers' acceptances;

provided that the Indebtedness of any Person shall not include (i) endorsements in the ordinary course of business of negotiable instruments in the course of collection, or (ii) trade accounts payable on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, so long as such accounts payable are neither payable, on their face, more than 120 days past the incurrence thereof, nor actually outstanding for more than 120 days past such incurrence.

         "Indenture" means the Indenture, dated on or about November 12, 1996, between Borrower and Texas Commerce Bank, N.A., as Trustee, containing the terms described in the Offering Circular. The Public Notes will be issued pursuant to the Indenture.

         "Initial Financial Statements" means the audited financial statements of Borrower and its Subsidiaries, of the Mallard Bay Drilling Division of Energy Ventures, Inc., and of Quail Tools, Inc., which are presented on pages F-2 through F-29 and F-34 through F-41 of the Offering Circular.

         "Intercompany Subordination Agreement" means the intercompany subordination agreement of Borrower and certain of its Subsidiaries which is being made concurrently herewith for the benefit of the Bank Parties, together with any other intercompany subordination agreements of Borrower or any of its Subsidiaries which is hereafter made substantially in the same form.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the numerically corresponding day of the month as the day on which it began, provided that each such period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such period shall end on the immediately preceding Business Day) and that each such period beginning on the last day of a calendar month

(or on a day for which there is no numerically corresponding day in the calendar month at the end of such period) shall end on the last Business Day of a calendar month. No Interest Period may be elected which would extend past the end of the final maturity date of the Notes.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "Lenders" means each signatory hereto other than Borrower (including ING (U.S.) Capital Corporation and its successors in their capacities as lenders hereunder rather than as Agent or Collateral Agent) and the successors of each such party as holder of a Note.

         "Lending Office" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent or Collateral Agent, the office, branch, or agency through which it administers this Agreement.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's reasonable judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate).

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

         "Loan" has the meaning given to such term in Section 2.1.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Collateral Agency Agreement, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of (a) the Revolving Credit Agreement, the promissory notes and letters of credit issued thereunder, and the letter of credit applications made in connection therewith, and (b) term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof).

         "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

         "Mallard Acquisition Agreement" means the agreement dated as of September 14, 1996, between Borrower and Energy Ventures, Inc., pursuant to which Borrower has agreed to acquire all of the stock of Mallard Bay Drilling, Inc.

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (a) Borrower's and its Restricted Subsidiaries' Consolidated financial condition,
(b) the operations or properties of Borrower and its Restricted Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Documents.

         "Maximum Loan Amount" means the amount of $100,000,000.

         "Note" has the meaning given to such term in Section 2.1.

         "Obligations" means all Liabilities from time to time owing by any of the Related Persons to any Bank Party under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

         "Offering Circular" means the preliminary Offering Circular dated October 18, 1996, prepared (and provided to Agent) in connection with the offering of the Public Notes.

         "Percentage Share" means, with respect to any Lender, the percentage set forth opposite such Lender's name on the signature pages of this Agreement (as adjusted pursuant to Section 10.7).

         "Permitted Lease" means (i) any lease by Borrower or a Restricted Subsidiary of a drilling rig and related equipment in connection with a contract for drilling or workover services by such Restricted Subsidiary or another Restricted Subsidiary, provided that the term of the lease corresponds to the term of such contract for drilling or workover services, and (ii) rental of oil tools and equipment in the ordinary course of business of such Restricted Subsidiary.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Public Notes" means Borrower's 9 3/4% Senior Notes due 2006, issued under the Indenture in an original principal amount of $300,000,000, together with any notes bearing interest at the same rate, maturing at the same time, and otherwise having substantially the same terms which are exchanged for such originally issued notes pursuant to a registration statement under the Securities Act of 1933.

         "Quail Acquisition Agreement" means the agreement dated as of October 7, 1996, between Borrower and various parties, pursuant to which Borrower has agreed to acquire all of the stock of Quail Tools, Inc.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Related Persons" means Borrower and each Subsidiary of Borrower.

         "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement. The parties hereto recognize that the Reserve Percentage on the date hereof is zero percent.

         "Restricted Subsidiary" means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

         "Revolving Credit Agreement" means the Revolving Credit Agreement of even date herewith, entered into by Parker Drilling Company, as borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and any lenders from time to time party thereto.

         "Security Documents" means the Intercompany Subordination Agreement, all documents and instruments listed in the Security Schedule, all Guaranties, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by such Person or in which such Person owns more than fifty percent of the outstanding equity interests.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         "Unrestricted Subsidiary" means any of the following Subsidiaries of
Borrower: (a) Casuarina, Ltd., (b) Rock Island International, Ltd., (c) Parker Drilling Investment Company, (d) PKD Sales Corp., and (e) any Subsidiary of Borrower which is hereafter formed, provided that Borrower designates such Subsidiary to Agent as an Unrestricted Subsidiary contemporaneously with such formation and at the same time designates such Subsidiary as an "Unrestricted Subsidiary" under the Indenture.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References; Titles; Common Terms. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest or fees made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under Sections 3.2. through 3.6 or any other matters which are to be determined hereunder by a Bank Party (such as any LIBOR Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent, all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


ARTICLE II - Loans

         Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) only one advance of new funds may be borrowed hereunder, and all Loans thereafter must be continuations or conversions of previous Loans, (b) the aggregate amount requested from all Lenders for such advance of new funds may not exceed the Maximum Loan Amount, and (c) subject to Sections 3.3, 3.4 and 3.6, all Lenders must be requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing. The aggregate amount of all Eurodollar Loans in any Borrowing must be greater than or equal to $3,000,000, and the aggregate amount of all Base Rate Loans in any Borrowing must be greater than or equal to $1,000,000. Borrower may have no more than six Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all funds lent by such Lender under such Note minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of
Section 10.7).  Funds borrowed and repaid hereunder may not be reborrowed.

         Section 2.2. Requests for New Loans. Borrower must give to Agent written notice of its requested Borrowing of the single advance of new funds to be lent hereunder by Lenders. Such notice constitutes a "Borrowing Notice" hereunder and must:

                 (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

                 (b) be received by Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Such request must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B-1, duly completed. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

                 (a) specify the existing Loans which are to be continued or converted;

                 (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

                 (c) be received by Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit B-2, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use all Loans to finance capital expenditures and provide working capital for its operations and for other general business purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.5. Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement dated of even date herewith between Agent and Borrower.

         Section 2.6.  Prepayments.

         (a) Borrower may at its option, upon one Business Day's advance notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals or exceeds $1,000,000 and so long as Borrower does not prepay any Eurodollar Loans before the end of the Interest Period applicable thereto.

         (b) On the last Business Day of each Fiscal Quarter, Borrower will, in addition to paying any interest then due on the Loans, repay a portion of the outstanding principal balance of the Loans in the amount set out below opposite the time period in which such Fiscal Quarter occurs:


         Time Period                                        Amount of Quarterly
         -----------                                              Payment
                                                                  -------
         March 1997 through August 1997                           $5,000,000
         September 1997 through August 1998                        3,500,000
         September 1998 through August 2002                        3,000,000
         September 2002 through November 2002                     28,000,000

In addition, Borrower will make a final principal payment on the Loans on November 30, 2002, in an amount equal to $28,000,000 (or, if different, the remaining outstanding principal balance of the Loans).

         (c) Each prepayment of principal under this section, whether optional or mandatory, may but need not be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. Funding Required Prior to Execution of Indenture. At least one Business Day prior to the execution of the Indenture (or any other documents constituting a guaranty of the Public Notes) by any Restricted Subsidiary, Borrower will borrow the initial Loans under Section 2.2. Until such time as Borrower actually pays such funds to consummate the Acquisition, Borrower will use such funds to purchase commercial paper from ING (U.S.) Funding Corp. on an overnight basis and will pledge such commercial paper to Collateral Agent under the Borrower Security Agreement. If Borrower has not consummated the Acquisitions within three Business Days thereafter, Borrower will upon request by Agent liquidate such commercial paper and prepay the Loans in full.

ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than noon, New York, New York time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

                 (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent or Collateral Agent under
         Section 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as the Bank Parties shall otherwise agree);

                 (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

                 (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

                 (d)  last, for the payment or prepayment of any other
         Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.7. All distributions of amounts described in any of subsections
(b), (c) or (d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection.

         Section 3.2. Capital Reimbursement. If either (a) the introduction of any change in or in the interpretation of any Law, or (b) the introduction of any new request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party, Borrower will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the amount of such Bank Party's Loans or commitments under this Agreement. Notwithstanding anything herein to the contrary, Borrower shall not be required to reimburse any Bank Party for any such amounts incurred more than 90 days prior to such Bank Party's demand therefor to Borrower.

         Section 3.3. Increased Cost of Eurodollar Loans. If any applicable domestic or foreign Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

                 (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Bank Party by the jurisdiction in which such Bank Party or its Lending Office is located); or

                 (b) shall change such as to impose any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

                 (c) shall changes such as to impose on any Bank Party or on the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Bank Party of funding, maintaining, issuing or participating in any Eurodollar Loan or to reduce the amount of any sum receivable by any Bank Party in respect of any Eurodollar Loan by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Bank Party for such event, whereupon (i) Borrower shall pay such amount to Agent for the account of such Bank Party and (ii) Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan. Notwithstanding anything herein to the contrary, Borrower shall not be required to compensate any Bank Party for any such amounts incurred more than 90 days prior to such Bank Party's notice thereof to Borrower.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Bank Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Bank Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Bank Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of such Bank Party's Base Rate Loan. Borrower agrees to indemnify each Bank Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Bank Party against, and reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain Eurodollar Loans), upon presentation of reasonable documentation thereof, as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Borrowing Notice, if such payment or prepayment prevents such Borrowing Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Borrowing Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends.

         Section 3.6.  Reimbursable Taxes.  Borrower covenants and agrees that:

                 (a) Borrower will indemnify each Bank Party against and reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Loans or payments hereunder (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of such Bank Party by the jurisdiction in which such Bank Party or its Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section).

                 (b) All payments on account of the principal of, and interest on, each Bank Party's Loans and Note, and all other amounts payable by Borrower to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

                 (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan from a Bank Party, Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of such Eurodollar Loan into a part of such Bank Party's Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

                 (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Bank Party, other than a Bank Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank Party may reasonably request for assisting such Bank Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Bank Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Bank Party free of such deduction or withholding of income or similar taxes.

Notwithstanding anything herein to the contrary, Borrower shall not be required to reimburse any Bank Party for any Reimbursable Taxes which have become owing more than 90 days prior to such Bank Party's notice thereof to Borrower.

         Section 3.7. Change of Applicable Lending Office. Each Bank Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Bank Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank Party) to designate another Lending Office, provided that such designation is made on such terms that such Bank Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Bank Party provided in Sections 3.2 through 3.6.

         Section 3.8. Replacement of Lenders. If any Lender seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender withdraws its request for additional compensation) to replace such Lender by requiring such Lender to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender which seeks reimbursement for increased costs under Section
3.2 through 3.6 unless Borrower is at the same time replacing all Lenders which are then seeking such compensation.


ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its Loan unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

                 (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

                 (b)  Each Note.

                 (c)  Each Security Document listed in the Security Schedule.

                 (d)  Certain certificates of Borrower including:

                          (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                          (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2, both on the date of the first Loan hereunder and after giving effect to consummation of the Acquisitions.

                 (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

                 (f) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

                 (g)  Documents similar to those specified in subsections
         (d)(i), (e) and (f) of this section with respect to each Guarantor Subsidiary and the execution by it of its Guaranty of Borrower's Obligations.

                 (h) Form UCC-11s, reports of searches of registration records and similar reports listing all effective financing statements, ship mortgages, registered pledges or similar documents which name Borrower or any of the Restricted Subsidiaries (under its present name or previous names) as debtor, mortgagor or pledgor and which are filed in
         (i) the Central UCC records of each state in which the Borrower or such Restricted Subsidiary has material assets or conducts material business, (ii) United States patent and trademark records, (iii) U.S. Coast Guard records of the home port of each vessel, (iv) Louisiana boat registration office, (v) Panamanian vessel registration office,
         (vi) registration office of each department or province in Colombia or Peru in which the Borrower or a Restricted Subsidiary owns assets or is conducting business, in each case reflecting no financing statements, pledges, mortgages or other Liens on file.

                 (i) A legal opinion of Vinson & Elkins, L.L.P., counsel for Borrower, in form and substance acceptable to Agent.

                 (j) Legal opinions or advice letters from Agent's local counsel in Colombia and Peru regarding their assessment of the Security Documents, in scope and results acceptable to Agent.

                 (k) A favorable report of Agent's professional insurance consultants regarding their assessment of the insurance maintained by Borrower and the Restricted Subsidiaries, in scope and results acceptable to Agent.

                 (l) A favorable report of Pilko & Associates regarding their environmental assessment of the activities of Borrower and the Restricted Subsidiaries, in scope and results acceptable to Agent.

                 (m) Evidence satisfactory to Agent in its discretion that (i) substantially all conditions to the consummation of the Acquisitions and the sale of the Public Notes have been consummated (including the execution and delivery of a firm underwriting agreement for the Public Notes but excluding the execution and delivery of the Indenture, the Public Notes and any separate guaranties thereof), (ii) the execution and delivery of the Indenture, the Public Notes and any separate guaranties thereof are reasonably expected to take place at least one Business Day following the initial loans hereunder, and (iii) the consummation of the Acquisitions and the sale of the Public Notes are reasonably expected to take place at least two Business Days following the initial loans hereunder.

         Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make its Loan unless the following conditions precedent have been satisfied:

                 (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Loan, as if such representations and warranties had been made as of the date of such Loan.

                 (b)  No Default shall exist at the date of such Loan.

                 (c) Since the date of the Initial Financial Statements, no Material Adverse Change shall have occurred.

                 (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

                 (e) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in
         Section 4.1 (including opinions of legal counsel for the Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                 (f) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have deposited $40,000 with Thompson & Knight, P.C., counsel for Agent and Collateral Agent, to be held by such counsel and applied toward payment of the costs and expenses described in Section 10.4(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 10.4(a).


ARTICLE V - Representations and Warranties

         To confirm each Bank Party's understanding concerning Borrower and Borrower's business, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that:

         Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Related Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the failure to so qualify would present a reasonable possibility of causing a Material Adverse Change.

         Section 5.3. Authorization. Each Related Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign Law, (2) the articles or certificate of incorporation or organization, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Indebtedness owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements; Solvency. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements were prepared in accordance with GAAP and fairly present the matters reported on therein. Since the date of the Initial Financial Statements, no Material Adverse Change has occurred and is continuing. Borrower is not insolvent on the date hereof. Borrower's capital is adequate for the businesses in which Borrower is engaged and intends to be engaged. Borrower has not incurred (whether hereby or otherwise), nor does Borrower intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

         Section 5.7. Full Disclosure. Neither the Offering Circular nor any certificate or other written information delivered herewith or heretofore by any Related Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower or any Restricted Subsidiary (other than industry-wide risks normally associated with the types of businesses conducted by Borrower and Restricted Subsidiaries) that has not been disclosed to each Bank Party in writing which in any manner presents a reasonable possibility of resulting in a Material Adverse Change.

         Section 5.8. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending (or to the knowledge of any Related Person threatened) against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality (whether domestic or foreign) which present a reasonable possibility of resulting in a Material Adverse Change. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which present a reasonable possibility of resulting in a Material Adverse Change.

         Section 5.9. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Related Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) in any way which presents a reasonable possibility of resulting in a Material Adverse Change.

         Section 5.10. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $1,000,000.

         Section 5.11.  Environmental and Other Laws.  As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

                 (a) The Related Persons are conducting their businesses in compliance with all applicable federal, state and local Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses, except to the extent failure to have any such permit, license or authorization does not in any way present a reasonable possibility of resulting in a Material Adverse Change. Each Related Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply does not in any way present a reasonable possibility of resulting in a Material Adverse Change..

                 (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental agency or entity or any other Person with respect to (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials in a material amount, either by any Related Person or on any property owned by any Related Person, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged failure by any Related Person to have any material permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

                 (c) No Related Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

                 (d) No Related Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Related Person to an extent that such handling presents a reasonable possibility of resulting in a Material Adverse Change; and

                          (i) no PCBs are or have been present at any properties now or previously owned or leased by any Related Person;

                          (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Related Person;

                          (iii) there are no underground storage tanks for
                 Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Related Person;

                          (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Related Person; and

                          (v) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Related Person to an extent that such release presents a reasonable possibility of resulting in a Material Adverse Change.

                 (e) No Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                 (f) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Related Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Related Person by any other Person), and no property now or previously owned or leased by any Related Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

                 (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the properties owned or leased by any Related Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

                 (h) Since the date hereof, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Agent.

         Section 5.12. Names and Places of Business. Neither Borrower nor any Guarantor Subsidiary has, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower and each Guarantor Subsidiary are (and for the preceding five years have been) located at the address of Borrower set out below Borrower's signature hereto or (if different) at the address of each such Related Person set out in the Disclosure Schedule. Except as indicated in the Disclosure Schedule or a Disclosure Report, neither Borrower nor any Guarantor Subsidiary has any other office or place of business.

         Section 5.13. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.14. Title to Properties; Licenses. Borrower and each Restricted Subsidiary has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Related Person's business. Each of Borrower and the Restricted Subsidiaries possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Related Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.15. Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.


ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

         Section 6.2.  Books, Financial Statements and Reports.   Each Related
Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to each Bank Party at Borrower's expense:

                 (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Coopers & Lybrand L.L.P. or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth the corresponding figures for the preceding Fiscal Year, and such consolidating statements shall clearly present the same Consolidated information for Borrower and its Restricted Subsidiaries. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement and reviewed the then most recent Accounts Receivable Report, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11, 7.12 and 7.13, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                 (b)  As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit C signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.1, 7.11, 7.12 and 7.13 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                 (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

                 (d) As soon as available, and in any event within thirty (30) days after the end of each calendar month, an Accounts Receivable Report.

                 (e) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a rig report substantially in the form of Exhibit G.

                 (f) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit D.

                 (g) Concurrently with the annual renewal of the Borrower's insurance policies, one or more certificates issued to Collateral Agent by Borrower's insurance brokers, certifying Borrower's insurance coverage for the next succeeding year after such renewal.

                 (h) Upon request therefor by Agent, but no more frequently than once in each Fiscal Year, an appraisal of Borrower's and its Subsidiaries drilling rigs and barges, in form, scope and authorship acceptable to Agent.

                 (i) Upon request therefor by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower and Restricted Subsidiaries one time during each Fiscal Year beginning with the Fiscal Year 1998, by Persons selected by Agent and at Borrower's cost and expense.

                 (j) Copies of any budgets, business plans and forecasts which Agent from time to time reasonably requests.

         Section 6.3. Other Information and Inspections. Each Related Person will furnish to each Bank Party any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, and appraisers) to visit and inspect, during normal business hours, any of such Related Person's property, including its books of account, other books and records, drilling rigs and barges, and any other facilities or assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Bank Party of:

                 (a) the occurrence of any Material Adverse Change or any Default.

                 (b) the acceleration of the maturity of any material Indebtedness owed by any Related Person.

                 (c) any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default presents a reasonable possibility of resulting in a Material Adverse Change.

                 (d)  the occurrence of any Termination Event.

                 (e) any claim of $2,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties.

                 (f) the filing of any suit or proceeding against any Related Person in which an adverse decision would present a reasonable possibility of resulting in a Material Adverse Change.

Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that (i) any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, or (ii) the ownership of any Collateral is transferred from one Related Person to another Related Person, and Borrower will with such notice either furnish any necessary financing statement amendments and other documents as may be required by Sections 6.15 and 6.15 or request Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition as required to conduct its business and in material compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Related Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause any Material Adverse Change or adversely affect the value of the Collateral.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Related Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within 120 days after the same become due, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8.  Insurance.

         (a) Borrower and the other Related Persons will at all times maintain, with financially sound and reputable insurers, casualty, liability and other insurance substantially in accordance with the minimum coverages set out in Schedule 3, together with such additional insurance as may from time to time be carried by similar Persons engaged in similar businesses. Any insurance policies covering Collateral shall be endorsed to provide for payment of losses to Collateral Agent as its interests may appear and to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without fifteen days prior notice to Collateral Agent. (As used in this Section 6.8, "Collateral" shall include any assets of any Exempt Foreign Subsidiaries.)

         (b) Borrower will furnish to Agent and Collateral Agent a statement respecting any loss or damage to any Collateral with an aggregate value in excess of $1,000,000 promptly after Borrower obtains knowledge of such loss or damage. Borrower will promptly reinvest all proceeds of insurance which it receives pursuant to this section into the businesses of Borrower and the Restricted Subsidiaries or, alternatively, promptly use such proceeds to make voluntary prepayments hereunder. Neither Borrower nor any Restricted Subsidiary shall declare or agree with any underwriters that any Collateral is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of Collateral Agent.

         (c) Subject to subsection (d) below: (i) any loss under any insurance on any Collateral with respect to protection and indemnity risks may be paid directly to Borrower or the relevant Restricted Subsidiary to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred, and (ii) in the case of any loss (other than a loss covered by clause (i) above) under any insurance with respect to any Collateral involving any damage to any Collateral, the underwriters may pay directly for the repair, salvage or other charges involved or, if Borrower or such Restricted Subsidiary shall have first fully repaired the damage or paid all of the salvage or other charges, may pay Borrower or such Restricted Subsidiary as reimbursement therefor. Any loss covered by this subsection which is paid to Collateral Agent but which might have been paid, in accordance with the provisions of this subsection, directly to Borrower or such Restricted Subsidiary or others, shall be paid by Collateral Agent to, or as directed by, Borrower or such Restricted Subsidiary.

         (d) Notwithstanding the foregoing, all insurance payments made with respect to Collateral during the continuance of any Event of Default shall be paid by the underwriters directly to Collateral Agent for payment on to Agent and to the Agent under the Revolving Credit Agreement for application, pursuant to the Collateral Agency Agreement, to the Obligations and to the obligations owing under the Term Loan Agreement. In addition, in the event of cumulative losses of $15,000,000 or more in any Fiscal Year with respect to Collateral (and regardless of whether any Event of Default then exists), all insurance payments for losses in excess of such amount shall (unless otherwise agreed by Borrower, Majority Lenders, and "Majority Lenders" under the Revolving Credit Agreement, which agreement shall not unreasonably be withheld) be paid to Collateral Agent for payment on to Agent and to the Agent under the Revolving Credit Agreement for application, pursuant to the Collateral Agency Agreement, to the Obligations and to the obligations owing under the Term Loan Agreement.

         (e) All funds received in the event that any Collateral is abandoned, condemned as a prize, seized, lost, requisitioned, embargoed, forfeited, put up for auction or bottomried, or disappears, or otherwise actually, constructively or by arrangement condemned, seized or requisitioned, then all governmental awards, insurance coverage, or other receipts on account of such event shall be deemed to be, and handled in the same way as, insurance proceeds under the foregoing provisions of this section.

         Section 6.9. Performance on Borrower's Behalf. If Borrower or any Restricted Subsidiary fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent or Collateral Agent may pay the same. Borrower shall immediately reimburse Agent or Collateral Agent for any such payments, and the such reimbursement obligation shall be due and payable on the date such amount is paid by Agent or Collateral Agent.

         Section 6.10. Interest. Borrower hereby promises to each Bank Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees and reimbursement or indemnification obligations) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Borrower and each Restricted Subsidiary will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Borrower and each Restricted Subsidiary will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12.  Environmental Matters; Environmental Reviews.

                 (a) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations materially necessary for its operations and will maintain such authorizations in full force and effect.

                 (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged material violation of or non-compliance with any Environmental Laws or any material permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                 (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to any material potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Each Related Person will furnish to Agent at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Subsidiary Guaranties; Exempt Foreign Subsidiaries. Except for (a) Restricted Subsidiaries which do not possess $50,000 or more of assets (excluding assets consisting of intercompany receivables existing on the date hereof which have been subordinated pursuant to the Intercompany Subordination Agreement) and (b) Restricted Subsidiaries which Agent has requested be designated an Exempt Foreign Subsidiary under the Indenture, each Restricted Subsidiary now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request therefor by Agent, execute and deliver to Collateral Agent an absolute and unconditional Guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder. Borrower will cause each Guarantor Subsidiary to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Guarantor Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute. If Agent requests that any Restricted Subsidiary be designated an Exempt Foreign Subsidiary under the Indenture, Borrower will promptly make such designation (to the extent it is able to do so under the Indenture), and Borrower will not allow any such Exempt Foreign Subsidiary to be or remain obligated on any guaranty of the Public Notes. If Agent requests that any designation of an Exempt Foreign Subsidiary be revoked under the Indenture, Borrower will promptly make such revocation, to the extent it is able to do so without violation of the Indenture and the Revolving Credit Agreement.

         Section 6.15.  Agreement to Provide Collateral.

         (a) Borrower will cause at least eighty percent (80%) in value of the assets of Borrower and the Restricted Subsidiaries to at all times be subject to first priority, perfected Liens in favor of

Collateral Agent which secure the Obligations, provided that, to the extent that assets outside the United States representing ten percent (10%) or less in value of Parker's and the Restricted Subsidiaries' total assets are held by Exempt Foreign Subsidiaries, such assets shall nonetheless count toward achieving such 80% in value threshold if (i) the stock of such Exempt Foreign Subsidiaries is subject to first priority, perfected Liens in favor of Collateral Agent which secure the Obligations, and (ii) such Exempt Foreign Subsidiaries have no Indebtedness and are not guarantors of the Public Notes or of the Revolving Credit Agreement.

         (b) In addition to the foregoing, Borrower will deliver and to cause its Restricted Subsidiaries to deliver, to further secure the Obligations whenever requested by Agent or Collateral Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent or Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by Borrower or any Restricted Subsidiary.

         Section 6.16. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and cause the Restricted Subsidiaries to deliver, to Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) and in form and substance satisfactory to Agent or Collateral Agent, which Agent or Collateral Agent in good faith requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.17. Designated Accounts. Borrower shall cause, and shall cause each Restricted Subsidiary to cause, all payors on accounts owing to the Borrower or such Restricted Subsidiary to remit all payments on such accounts either (a) by wire transfer into a Designated Account or (b) by check mailed to a lockbox maintained in connection with a Designated Account. Designated Accounts shall include up to six deposit accounts specified from time-to-time by Borrower for itself and the Restricted Subsidiaries by notice to Agent and Collateral Agent specifying the name of the bank and the account number. Borrower shall cause, and shall cause each Restricted Subsidiary to cause, each Designated Account to be subject to a pledge agreement in form and substance satisfactory to Collateral Agent, provided, however, that so long as no Event of Default has occurred and is continuing, Lender shall not exercise control over such account and the Borrower shall continue to have dominion over the Designated Account including the power to make withdrawals from any such Designated Account. Borrower shall not deposit into the Designated Accounts monies of Borrower or any Restricted Subsidiary which are not proceeds of Collateral.

         Section 6.18. Notice to Account Debtors. Borrower will, and will cause each Restricted Subsidiary (excluding Exempt Foreign Subsidiaries) to, deliver to Collateral Agent duly executed letters notifying each account debtor on any of the Collateral earned in Columbia or Peru (or any other jurisdiction outside the United States which Collateral Agent from time to time designates) of the assignment of such account debtor's monetary obligations to Collateral Agent to secure the Obligations owing to the Lenders under this Agreement and the Revolving Credit Agreement.

ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. Neither Borrower nor any Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

                 (a)  the Obligations.

                 (b)  Indebtedness owing under the Revolving Credit Agreement.

                 (c)  Indebtedness owing under the Public Notes.

                 (d) unsecured Indebtedness owing by any Related Person to Borrower or a Guarantor Subsidiary which is subordinated to the Obligations pursuant to the Intercompany Subordination Agreement.

                 (e) Indebtedness outstanding under the letters of credit, instruments and agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Indebtedness (except as expressly allowed on the Disclosure Schedule).

                 (f) any obligation of Borrower, as required pursuant to the Mallard Acquisition Agreement, to redeem the preferred stock issued thereunder.

                 (g) miscellaneous items of Indebtedness, not for borrowed money and not described in the preceding subsections of this section, which do not in the aggregate (taking into account all such Indebtedness of Borrower and the Restricted Subsidiaries) exceed $1,000,000 at any time.

No Unrestricted Subsidiary will in any manner owe or be liable for any Indebtedness unless (i) such Indebtedness is not a Liability, in whole or in part, of Borrower or any Restricted Subsidiary, (ii) such Indebtedness is not secured by any Lien on any assets or property of Borrower or any Restricted Subsidiary, and (iii) no default on such Indebtedness would allow or require the acceleration of Indebtedness owed by Borrower or any Restricted Subsidiary.

         Section 7.2. Liens. Neither Borrower nor any Restricted Subsidiary will create, assume, allow or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for the following (herein collectively called the "Permitted Liens"):

                 (a) Liens granted pursuant to any Loan Document to secure payment of the Obligations and of the "Obligations" under the Revolving Credit Agreement.

                 (b) Liens for taxes, assessments or other governmental charges or levies which are not at the time delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on Borrower's Consolidated books.

                 (c) inchoate Liens arising under ERISA to secure liabilities of the Related Persons which are not at the time delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on Borrower's Consolidated books.

                 (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords, in each case entered into in the ordinary course of business and securing only sums not overdue or sums being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside on Borrower's Consolidated books.

                 (e) Liens on Cash Equivalents granted in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security or to secure the payment of tenders, statutory or regulatory obligations, surety or appeal bonds, bids, government contracts, performance bonds and other similar obligations (excluding in all cases Indebtedness), provided that the aggregate value of Cash Equivalents subject to such Liens may not exceed $5,000,000 at any time, and that Borrower and the Restricted Subsidiaries must, to the extent practical, use letters of credit permitted hereunder in place of such Liens.

                 (f) judgment Liens, but only for so long as enforcement thereof is not allowed (whether by appeal and bonding, order of a court, agreement, or otherwise).

                 (g) bankers' Liens and rights of setoff arising by operation of Law and burdening only deposit accounts or other accounts maintained with the financial institution holding such accounts, provided that each such account is maintained in the ordinary course of business and not with the intention of providing collateral to any such financial institution.

                 (h)  Liens listed on the Disclosure Schedule.

                 (i) Liens on Cash Equivalents granted to Borrower's counterparties to secure Liabilities under Hedging Contracts, provided that such Hedging Contracts are incurred in compliance with Section 7.9.

                 (j)  Liens securing Indebtedness described in Section 7.1(g).

         Section 7.3. Limitation on Mergers, Issuances of Securities. Neither Borrower nor any Restricted Subsidiary will merge or consolidate with or into any other Person, except that: (a) any Restricted Subsidiary may be merged into or consolidated with (i) another Restricted Subsidiary, so long as a Guarantor Subsidiary is the surviving Person, or (ii) Borrower, so long as Borrower is the surviving Person. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares, except that

Borrower may issue (1) the preferred stock required under the Mallard Acquisition Agreement, and (2) other shares of preferred stock, provided that Borrower has the unqualified right to make all dividend payments thereon using additional shares of such preferred stock or of Borrower's common stock. No Restricted Subsidiary will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Restricted Subsidiary which is a partnership, limited liability company, or similar entity will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.4. Limitation on Sales of Property. Neither Borrower nor any Restricted Subsidiary will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security
Documents:

                 (a)  property leased under Permitted Leases.

                 (b) miscellaneous items of equipment or inventory which are worthless or obsolete or which are replaced by equipment or inventory of at least equal suitability and value.

                 (c) other property which is sold in the ordinary course of business for fair consideration not in the aggregate in excess of $15,000,000 in any Fiscal Year, the sale of which will not materially impair or diminish the value of the Collateral or Borrower's Consolidated financial condition, business or operations, taken as a whole; provided that the proceeds of such sales must either be promptly reinvested in the businesses of Borrower and Restricted Subsidiaries or promptly used to make voluntary prepayments hereunder.

So long as no Default exists, Collateral Agent will at Borrower's request release any Collateral sold, transferred, leased, exchanged, alienated or disposed of pursuant to the foregoing provisions of this section. Neither Borrower nor any Restricted Subsidiary will sell, transfer or otherwise dispose of equity interests in any of Borrower's Subsidiaries (except that any Subsidiary of Borrower may sell or issue its own capital stock to Borrower or a Restricted Subsidiary to the extent not otherwise prohibited hereunder). Neither Borrower nor any Restricted Subsidiary will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except pursuant to the Security Documents.

         Section 7.5. Limitation on Distributions. Neither Borrower nor any Restricted Subsidiary will declare or pay any Distribution except for:

                 (a) Distributions by any Related Person to Borrower or a Guarantor Subsidiary.

                 (b) dividends paid by Borrower in the form of shares of Borrower's common stock or shares of Borrower's preferred stock permitted under Section 7.3.

                 (c) any redemption which Borrower may be required to make, pursuant to the Mallard Acquisition Agreement, of the preferred stock issued thereunder.

                 (d) payments made by Borrower, not in excess of $500,000 in the aggregate in any Fiscal Year, to redeem stock from its executives as part of their executive compensation arrangements.

         Section 7.6. Limitation on New Businesses. Neither Borrower nor any Restricted Subsidiary will engage directly or indirectly in any line of business other than Borrower's and the Restricted Subsidiaries' present businesses.

         Section 7.7. Limitation on Investments and Credit Extensions. Neither Borrower nor any Restricted Subsidiary will make any acquisitions of any Person, any capital contributions to any Person, any loans or other extensions of credit to any Person, and any other investments of any kind in any Person or in any capital assets, other than:

                 (a)  Cash Equivalents.

                 (b) loans from any Restricted Subsidiary to Borrower, provided that such loans are subordinated to the Obligations pursuant to the Intercompany Subordination Agreement.

                 (c) loans or equity investments by Borrower in Restricted Subsidiaries which are either presently existing and wholly owned by Borrower (directly or indirectly) or hereafter organized and wholly and directly owned by Borrower, provided that if any such Restricted Subsidiary has assets of $50,000 or more, Agent must be given at least fifteen Business Days' advance notice of each investment in such Restricted Subsidiary and (i) if Agent requests that such Restricted Subsidiary be designated an Exempt Foreign Subsidiary under the Indenture and Borrower is able to do so under the Indenture, Borrower must so designate such Restricted Subsidiary at or before the time of such investment, and (ii) if Agent does not make any such request, such Restricted Subsidiary must become a Guarantor Subsidiary at or before the time of such investment.

                 (d) acquisitions of Persons which become direct or indirect wholly-owned Restricted Subsidiaries of Borrower, or of discrete businesses which become owned in full by Borrower or a Restricted Subsidiary, provided that (i) Sections 6.14 and 6.15 are complied with at the time of each such acquisition, if applicable, and, (ii) no Default exists, either before or immediately after each such acquisition, and (iii) a senior officer of Borrower certifies to the Bank Parties that Borrower believes that such acquisition will not adversely affect Borrower's ability to remain in compliance herewith.

                 (e) investments by Borrower in any Unrestricted Subsidiary (whether presently existing or hereafter owned or acquired), so long as all such investments are made with funds presently held by, or hereafter earned by, Unrestricted Subsidiaries or OnSite Technology, L.L.C. (provided that after the outstanding principal balance of the Loans has been reduced to $50,000,000 or less, Borrower may invest additional funds of up to $7,500,000 in Unrestricted Subsidiaries).

                 (f) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

                 (g) loans to employees of any Related Person, so long as the aggregate outstanding amount of all such loans made by all Related Persons does not exceed $2,000,000 at any time.

                 (h) capital assets to be used in the businesses referred to in Section 7.6, provided that, with respect to any such acquisition of a capital asset costing $1,000,000 or more: (i) Sections 6.14 and 6.15 are complied with at the time of such acquisition, if applicable, (ii) no Default exists, either before or immediately after such acquisition, and (iii) a senior officer of Borrower certifies to the Bank Parties that Borrower believes that such acquisition will not adversely affect Borrower's ability to remain in compliance herewith.

Notwithstanding the foregoing, unless Agent expressly requests that a Restricted Subsidiary which already owns Subsidiaries be designated an Exempt Foreign Subsidiary, no Exempt Foreign Subsidiary will own or acquire any Subsidiaries or other equity interests.

         Section 7.8. Transactions with Affiliates. Neither Borrower nor any Restricted Subsidiary will (a) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (b) purchase or lease any property, assets or securities from, (c) make any investments in, or (d) enter into or suffer to exist any other transaction or series of related transactions with, or for the benefit of, any Affiliate of Borrower unless: (i) such transaction or series of transactions is on terms that are no less favorable to Borrower or such Restricted Subsidiary than those that would be available in a comparable arm's length transaction with an unrelated third party, (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1,000,000, Borrower delivers an officer's certificate to Agent certifying that such transaction or series of related transactions complies with clause (i) above, and (iii) with respect to a transaction or series of related transactions involving payments in excess of $5,000,000, Borrower delivers an officer's certificate to Agent certifying that
(A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of Borrower; provided, however, that the foregoing restriction shall not apply to (u) any arrangements in effect on the date hereof and described on the Disclosure Schedule, (v) transactions between or among Borrower and the Restricted Subsidiaries, (w) loans or advances to officers, directors and employees of Borrower or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 outstanding at any one time, (x) indemnities of officers, directors and employees of Borrower or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of Borrower or of any of its Restricted Subsidiaries who are not employees of Borrower or any of its Affiliates, and
(z) Borrower's employee compensation and other benefit arrangements.

         Section 7.9. Hedging and Certain Other Contracts; Amendments; Multiemployer ERISA Plans. Neither Borrower nor any Restricted Subsidiary will enter into, or be or remain obligated on, any Hedging Contract, provided that Borrower (but not any Restricted Subsidiary) may enter into and be obligated on Hedging Contracts entered into with investment grade counterparties to fix the interest rate on the Loans or the loans under the Revolving Credit Agreement or to protect against declines against the U.S. dollar of payments which will be paid to a Restricted Subsidiary in other currencies under service contracts in place at the time in question. Except as expressly provided for in the Loan Documents, neither Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Subsidiary to: (i) make Distributions to Borrower,
(ii) to repay Indebtedness or obligations owing by it to Borrower, or (iii) to transfer any of its assets to Borrower. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of any Bank Party under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 7.10. Public Notes. Borrower will not amend the Indenture or the Public Notes or allow any Subsidiaries of Borrower which have guarantied the Public Notes to amend their guaranties. Borrower will not prepay, redeem or repurchase any of the Public Notes, provided that Borrower may do so using net proceeds from future sales of its common stock or (if then permitted hereunder) its preferred stock if Borrower has at the time of any such prepayment, redemption or purchase made prepayments hereunder which have reduced the aggregate principal payments due at the maturity hereof to $12,000,000 or less. Notwithstanding the foregoing provisions of this Section 7.10, Agent and Lenders hereby expressly consent to the exchange of transfer-restricted Public Notes for Public Notes without such restrictions (but otherwise on the same terms), as contemplated in the Offering Circular.
If Borrower or any Restricted Subsidiary at any time receives "Net Proceeds" from any "Asset Sale", as such terms are defined in the Indenture, Borrower will cause such "Net Proceeds" to be applied either to investments in properties and capital assets (if permitted hereunder) or to prepayment of the amounts outstanding hereunder, with such investments and prepayments being timely made with the result that no "Excess Proceeds", as defined in the Indenture, ever exist prior to the repayment in full of all amounts outstanding hereunder or under the Revolving Credit Agreement. If Borrower is ever required to offer to repurchase any Public Notes as a result of any "Change of Control", as such term is defined in the Indenture, Borrower will, prior to making any such offer, repay the Notes in full and terminate this Agreement.

         Section 7.11. Current Ratio. The ratio of the Consolidated current assets of Borrower and its Restricted Subsidiaries to their Consolidated current liabilities will never be less than 1 to 1.

         Section 7.12.  EBITDA.  At the end of any Fiscal Quarter, the ratio of
(a) Borrower's and Restricted Subsidiaries' EBITDA to (b) required principal and interest payments on the Obligations, the loans under the Revolving Credit Agreement, the Public Notes and any other borrowed money for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than 1.25 to 1 for any such period ending prior to March 1, 1998 and not less than 1.40 to 1 for any such period ending on or after such date. As used in this section, "EBITDA" means, for any such four-Fiscal Quarter period, the sum of (1) the Consolidated net income of Borrower and the Restricted Subsidiaries during such period, plus (2) all interest paid or accrued during such period on the Obligations, the loans under the Revolving Credit Agreement, the Public Notes and any other borrowed money (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such

Consolidated net income, plus (3) all income taxes which were deducted in determining such Consolidated net income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated net income, minus (5) all non-cash items of income which were included in determining such Consolidated net income.

         Section 7.13. Debt to Capital Ratio. The quotient of Adjusted Indebtedness divided by Total Capitalization (herein called the "Debt to Capital Ratio") will never exceed (a) sixty-five percent (65%) at any time from the date hereof through and including August 31, 1998, or (b) sixty percent (60%) at any time on or after September 1, 1998. As used in this section:

                 "Adjusted Indebtedness" means, at the time in question, all Indebtedness of Borrower and the Restricted Subsidiaries (after elimination of intercompany accounts between themselves), whether or not required by GAAP to be presented on a balance sheet, and

                 "Total Capitalization" means, at the time in question, the sum of (i) Adjusted Indebtedness at such time, plus (ii) the Consolidated shareholders' equity in Borrower and its Restricted Subsidiaries at such time;

provided that all loans to and other investments of any kind in Unrestricted Subsidiaries shall be valued at zero.


ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

                 (a) Borrower or any Restricted Subsidiary fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

                 (b) Borrower or any Restricted Subsidiary fails to pay any Obligation (other than the Obligations described in Section 8.1(a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five days after the same becomes due;

                 (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

                 (d) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4(a) or
         Article VII (other than Sections 7.6, 7.7, and 7.8);

                 (e) Any Related Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

                 (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent or Collateral Agent;

                 (g) Borrower or any Restricted Subsidiary (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $7,500,000, or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice of the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity;

                 (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $1,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

                 (i)  Any Change of Control occurs; and

                 (j)  Borrower or any Restricted Subsidiary:

                          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety days; or

                          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                          (iii)  suffers the appointment of or taking
                 possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets (or of any Collateral worth more than $7,500,000 in the aggregate) in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within ninety days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $7,500,000, unless the same is discharged within the earlier of (1) ninety days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained, or (2) the date on which any creditor upon such judgment may commence enforcement proceedings; or

                          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time shall, upon written instructions from Majority Lenders, without notice to Borrower or any other Related Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement.

         Section 8.2. Bank Accounts; Offset. To secure the repayment of the Obligations, Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall





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
be in addition to all other interests, liens, and rights of such Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to such Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with such Bank Party, and (c) any other credits and claims of Borrower at any time existing against such Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Bank Party is hereby authorized to (i) foreclose upon any of the foregoing items subject to such security interest in order to collect all Obligations then due and payable, and (ii) offset any of the foregoing items against the Obligations then due and payable (in either case without notice to Borrower). The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.


ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Bank Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Lenders (including itself) whose aggregate Percentage Shares exceed fifty percent (50%), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

         Section 9.2. Exculpation, Agent's Reliance, Etc. NEITHER AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Agent and Collateral Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent or Collateral Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR COLLATERAL AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent or Collateral Agent for that portion, if any, of any liabilities and costs which is proximately caused by such indemnitee's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent and Collateral Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent or Collateral Agent by Borrower under Section 10.4(i) to the extent that Agent or Collateral Agent is not timely reimbursed for such expenses by Borrower as provided in such section.
As used in this section the terms "Agent" and "Collateral Agent" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, each Person serving as Agent or Collateral Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent or Collateral Agent, and each such Person may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent or Collateral Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that all Bank Parties share all payments of Obligations as provided in
Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of Liabilities other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent or Collateral Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent or Collateral Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent or Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent or Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent or Collateral Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent or Collateral Agent for distribution to Lenders (other than to the Person who is Agent or Collateral Agent in its separate capacity as a Lender) shall be held by Agent or Collateral Agent pending such distribution solely as Agent or Collateral Agent for such Lenders, and Agent or Collateral Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of the Bank Parties, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. The Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any other Related Person.

         Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Borrower may, with the written concurrence of Lenders whose aggregate Percentage Shares exceed fifty percent (50%), designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


ARTICLE X - Miscellaneous

         Section 10.1.  Waivers and Amendments; Acknowledgements.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. No waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or Collateral Agent, by such party, and
(iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Maximum Loan Amount or the Percentage Share of such Lender, (3) reduce any fees payable hereunder to such Lender, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal, or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents. The consent of each Lender to the termination of the Loan Documents is contained in Section 10.8.

         (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor (or, where appropriate, letter of credit applicant and issuer) respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and any Bank Party, (vii) Agent and Collateral Agent are not agents of Borrower, but Agent and Collateral Agent for Lenders,
(viii) should an Event of Default or Default occur or exist each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) each Bank Party has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereby.

         (c) Final Agreement. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and each Bank Party's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to each Bank Party in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent and Collateral Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4.  Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay:

                 (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein,

                 (ii) all reasonable costs and expenses incurred by or on behalf of Agent or Collateral Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs, and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and all consents, waivers or other documents or instruments relating thereto, and all due diligence related thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document,
         (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and


                 (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Bank Party's exercise of its rights thereunder.

         (b) Indemnity. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Acquisitions, the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or any Bank Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in
Section 1.1 but also to each director, officer, agent, employee, representative and Affiliate of such Person.

         Section 10.5.  Parties in Interest; Assignments.

         (a) All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of a Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Related Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

                 (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Loan Amount of both the assignor and assignee shall equal or exceed $5,000,000.

                 (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit E, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                 (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each of Agent and Lenders agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any court or governmental agency or authority,
(iii) is disclosed to Agent's or any Lender's Affiliates, auditors, attorneys, or agents (provided such Persons are obligated to hold such information in confidence on the terms provided in this section), (iv) is furnished to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Limitation on Interest. The Bank Parties, the Related Persons, and all other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. If, notwithstanding the foregoing, any amount constituting interest is nonetheless charged or collected in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect, then such excess interest shall, at the option of the payee thereof, be credited on the amount of the Obligations owed to such payee or refunded by such payee to the payor thereof.

         Section 10.8. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing hereunder elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated (other than any Loan Documents hereunder which are also "Loan Documents" at such time under the Revolving Credit Agreement) and the parties thereto shall thereupon be released from all prospective obligations hereunder or thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Article III, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.9. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.10. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.11. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER OR ITS SUBSIDIARIES WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED

STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AS AGENT AND MAJORITY LENDERS MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST ANY BANK PARTY AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CSC PRENTICE HALL, 375 HUDSON STREET, 11TH FLOOR, NEW YORK, NEW YORK 10014, AS THE AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO AGENT A CONSENT OF CSC PRENTICE HALL AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY BANK PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK PARTY TO BRING PROCEEDINGS AGAINST BORROWER OR ANY OTHER RELATED PERSON IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CSC PRENTICE HALL SHALL RESIGN OR OTHERWISE CEASE TO ACT AS SUCH AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CSC PRENTICE HALL FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, EACH OF BORROWER (FOR ITSELF AND EACH OTHER RELATED PERSON) AND THE BANK PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTION, COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS IN CONNECTION WITH ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH BANK PARTY'S ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF BORROWER (FOR ITSELF AND EACH OTHER RELATED PERSON) AND THE BANK PARTIES HEREBY FURTHER (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW; (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE

EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

  IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                        PARKER DRILLING COMPANY
                                                   Borrower


                                        By:_____________________________________
                                           James J. Davis
                                           Vice President of Finance and
                                           Chief Financial Officer

                                        Address:

                                        8 East Third Street
                                        Tulsa, Oklahoma  74103
                                        Attention: James J. Davis

                                        Telephone: 918/631-1214
                                        Telecopy:  918/631-1253



                                        ING (U.S.) CAPITAL
                   Percentage           CORPORATION, as Agent,
                    Share of            Collateral Agent and Lender
 Percentage          Maximum
   Share           Loan Amount
 ----------       ------------          By:_____________________________________
    100%          $100,000,000             Alan G. Massara
                                           Senior Vice President

                                        Address:

                                        135 East 57th Street
                                        New York, New York  10022-2101
                                        Attention: Alan G. Massara
                                        Telephone: 212/409-1839
                                        Telecopy:  212/832-3616

                                                                      SCHEDULE 1


DISCLOSURE SCHEDULE

                                                                      SCHEDULE 2


SECURITY SCHEDULE

                                                                      SCHEDULE 3

                               REQUIRED INSURANCE

                              PARKER DRILLING CO.
                             SCHEDULE OF INSURANCE

1.       Domestic Workers Compensation
         Employers Liability
         Liberty Mutual Fire Insurance Co. or equivalent carrier
         Limit - Workers Compensation - Statutory
          Employers Liability - $1,000,000/Accident
         Deductible - $250,000 each Accident
         Covers USL&H, Foreign Voluntary Compensation

2.       Foreign Workers Compensation
         Employers Liability Insurance Co.
         of the State of Pennsylvania (AIG) or equivalent carrier
         Limit - Workers Compensation - Statutory
         Employers Liability - $1,000,000/Accident

3.       Domestic Auto Liability
         Liberty Mutual Fire Insurance Co. or equivalent carrier
         Limit - $2,000,000/Accident
         Deductible - $250,000/Accident
         covers owned, hired and non-owned autos

4.       Domestic General Liability
         Liberty Mutual Fire Insurance Co. or equivalent carrier
         Limit - $1,000,000/Occurrence
                  2,000,000/Annual Aggregate
         Deductible - $250,000/Occurrence
         Covers bodily injury, property damage, personal injury and defense cost.

5.       Foreign Auto and General Liability
         The Insurance Co. of the State of Pennsylvania (AIG) or equivalent carrier
         Limit - $1,000,000/Occurrence

6.       Excess Liability
         National Union Fire Insurance Co. of Pittsburgh, PA. (AIG) or equivalent carrier
         Limit - $25,000,000/Occurrence
                 $25,000,000/Annual Aggregate
         Covers legal liability excess of coverage provided by primary domestic and foreign employers liability, auto liability, and General Liability coverages.

7.       [Intentionally omitted]

8.       Crime Bond
         Aetna Casualty & Surety Co. or equivalent carrier
         Limit - $10,000,000/each loss ($100,000 each cash loss)
         Deductible $250,000/each loss ($10,000 each cash loss)
         Covers Employee Dishonesty, Forgery or Alteration, Money & Securities, Robbery & Safe Burglary, Computer Fraud, Wire Transfer

9.       Fiduciary Liability
         Chubb Insurance Company or equivalent carrier
         Limit - $10,000,000 annual aggregate
         Covers Parker Drilling Co. Stock Bonus Plan Includes Designated Trust/ Trustee

10.      Primary Combined Risk Package
         Zurich Insurance Co. or equivalent carrier
         A. Section I - Physical Damage to Rigs, Camps, Inventories, and Contractors Equipment
                 Limit - $10,000,000/occurrence
                           $ 3,000,000 sub limit - California Earthquake
                 Deductible - $250,000/occurrence except $100,000 for rigs valued $1,000,000 or less
                 $50,000/occurrence on camps, inventories and contractor's equipment.

         B.      Section II - Rig Builders Risk
                 Limit - $10,000,000/occurrence
                 Deductible - $10,000/occurrence

         C.      Section III - Ocean Cargo
                 Limit $10,000,000/occurrence
                 Deductible - $10,000/occurrence

         D. Section IV - Cost of Well Control, Restoration and/or Redrilling, Pollution Liability as a result of a well blowout. Limit - $5,000,000/occurrence
                 Deductible - $10,000/in respite care, custody, control

11.      Excess Combined Risk Package
         Lloyds of London or equivalent carrier
         A.      Section I -            (a)     Physical Damage to Rigs
                                        (b)     Confiscation, Nationalization,
                                                Expropriation and Deprivation
                 Limit                  (a)     $50,000,000/occurrence
                                                excess of primary coverage
                                        (b)     subject to 20% co-insurance for
                                                C,E,N,D. (political risk)
                                                excess of $5,000,000 primary
                                                coverage

         B.      Section II -     Excess Builders Risk
                                  Limit -       Full Contract Value excess of
                                                $10,000,000 primary coverage

         C.      Section III -    Excess Cargo
                                  Limit - $10,000,000 excess of $10,000,000
                                  primary coverage

         D.      Excess Liability
                 Limit - $25,000,000 excess of $25,000,000, 1st layer excess liability coverage

12.      Political Risk
         Lloyds of London or equivalent carrier
         Limit - $5,000,000 any one country, any one loss.
         Deductible - $500,000

13.      Directors & Officers Legal Liability
         Chubb Insurance Co. or equivalent carrier
         Limit - $20,000,000 three year aggregate
         Deductible - $300,000

14.      Aircraft Hull & Liability
         Associated Aviation Underwriters or equivalent carrier
         Limit - $50,000,000 Liability
                 $3,100,000 Cessna Citation Hull
                 $1,800,000 Lear 35A - Hull

15.      Building & Contents
         Wm. McGee Insurance Co. or equivalent carrier
         Limit - Building - full replacement value
                  Personal Property - full replacement value
         Deductible - $25,000/occurrence

                           MALLARD BAY DRILLING INC.
                             SCHEDULE OF INSURANCE

1.       Workers Compensation & Employers Liability
         Louisiana Workers Compensation Corp. or equivalent carrier Limit - Workers Compensation - Statutory
         Employers Liability - $1,000,000/accident
         Excludes USL&H Act and Maritime EL

2.       U.S. Longshore and Harbor Workers and
          Outer Continental Shelf Land Act
          Federal Workers Compensation
         Signal Mutual Indemnity Association Ltd. or equivalent carrier Limit - Workers Compensation - Statutory
                 Employers Liability - $10,000,000
                 Maritime Liability - $10,000,000
         Excludes state jurisdiction and masters and members of crew on vessels.

3.       Maritime Employers Liability
         Clarendon American Insurance Co. or equivalent carrier
         Limit - $750,000/person or accident
         Deductible - $250,000/person or accident

4.       General Liability
         Institute of London Underwriters or equivalent carrier
         Limit - $1,000,000/occurrence
                 $2,000,000/annual aggregate
         Deductible - $100,000/occurrence
         Covers third party liabilities including pollution, underground resources

5.       Auto Liability
         GAN International Insurance Co. or equivalent carrier
         Limit - $100,000 CSL
         Deductible - Nil
         Covers Liability for Owned, Hired, and
         Non-owned Vehicles

6.       Comprehensive Maritime Package
         Lloyds of London et al or equivalent carrier
         A.      Section I -        Physical Damage on rigs,
                                    hulls, machinery including P&I (ex crew)
                 Limit -            Physical Damage - Stipulated Values
                 Removal of wreck - $1,000,000/occurrence
                 P&I -              $1,000,000/occurrence

                 Pollution -      $1,000,000/occurrence
                 Deductible -     $25,000 Rigs valued $250,000 or less
                                  $37,500 Rigs valued $250,000 to $1,000,000
                                  $100,000 Rigs valued greater than $1,000,000
                                  $  5,000 quarters, equipment
                                  $ 50,000 P&I
                                  $10,000 Pollution

         B.      Section II - Excess Liability
                 Limit - $50,000,000/occurrence and annual aggregate excess of primary coverages on Employers Liability, Aircraft Liability, Maritime Employers Liability, P&I, Pollution, General Liability.

         C. Section III - Cost of Well Control, Restoration and/or Redrill, Pollution liability resulting from a blowout.
                 Limit - $10,000,000/occurrence
                 Deductible - $100,000/occurrence

         D. Section IV - Political Risks for Rigs Located in Nigeria, Peru and Argentina
                 Limit - $25,000,000/occurrence
                 Deductible - Nil

         E.      Section V - Physical Damage on Land Rigs
                 Limits - Stipulated values
                 Deductible - $25,000/occurrence rigs
                               $10,000/occurrence camps, equipment

         F.      Section VI - Cargo
                 Limit - $25,000,000/any one conveyance
                 Deductible - $7,500 on declared values up to $15,000,000, otherwise to be agreed

         G.      Section VII - Mortgages Interest - Rig 71
                 Limit - $5,000,000
                 Deductible - Nil

7.       Aircraft Hull & Liability
         United States Aircraft Insurance Association or equivalent carrier Limit - 20,000,000/occurrence - Liability
                 $150,000 - Cessna 185
                 $100,000 - non-owned A/C
         Deductible -     $5,000 - in motion
                          $1,000 - not in motion

                                                                       EXHIBIT A

                                PROMISSORY NOTE


$_________________             New York, New York               November 8, 1996

         FOR VALUE RECEIVED, the undersigned, Parker Drilling Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of [NAME OF LENDER], a _______________________ (herein called "Lender"), the principal sum of [LENDER'S PERCENTAGE SHARE OF MAXIMUM LOAN AMOUNT] Dollars ($ __________), or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Agreement, 135 East 57th Street, New York, New York or at such other place within New York County, New York, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Term Loan Agreement of even date herewith among Borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Agreement). Payments on this Note shall be made and applied as provided herein and in the Agreement. Reference is hereby made to the Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

                 "Base Rate Payment Date" means (i) the last day of each November, February, May, or August, beginning November 30, 1996, and
         (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

                 "Eurodollar Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and
         (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Payment Date to another day, such other day shall also be a Eurodollar Payment Date.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on November 30, 2002.

         All Base Rate Loans (exclusive of any past due principal) from time to time outstanding hereunder shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan (exclusive of any past due principal) from time to time outstanding hereunder shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Payment Date relating to such Eurodollar Loan Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Payment Date. All past due principal of and past due interest on any Loans hereunder shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                        PARKER DRILLING COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT B-1

                                BORROWING NOTICE

         Reference is made to that certain Term Loan Agreement dated as of November 8, 1996 (as from time to time amended, the "Agreement"), by and among Parker Drilling Company, as Borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

         Aggregate amount of Borrowing:              $__________________

         Type of Loans in Borrowing:                  __________________

         Date on which Loans are to be advanced:      __________________

         Length of Interest Period for Eurodollar
         Loans (1, 2, 3 or 6 months):                  ___________ months

         Borrower hereby represents, warrants, acknowledges, and agrees to and with each Bank Party that:

                 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                 (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

                 (d)  Except to the extent waived in writing as provided in
         Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

                 (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 199__.

                                        PARKER DRILLING COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT B-2

                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Term Loan Agreement dated as of November 8, 1996 (as from time to time amended, the "Agreement"), by and among Parker Drilling Company, as Borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

         Existing Borrowing(s) to be continued or converted:

                 $______________ of Eurodollar Loans with Interest Period ending ________________

                 $______________ of Base Rate Loans

         Aggregate amount of new Borrowing:            $__________________

         Type of Loans in new Borrowing:                __________________

         Date of continuation or conversion:            __________________

         Length of Interest Period for Eurodollar
         Loans (1, 2, 3 or 6 months):                   ___________ months

         Borrower hereby represents, warrants, acknowledges, and agrees to and with each Bank Party that:

                 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby.

                 (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 199__.

                                        PARKER DRILLING COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


         Reference is made to that certain Term Loan Agreement dated as of November 8, 1996 (as from time to time amended, the "Agreement"), by and among Parker Drilling Company ("Borrower"), ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to each Bank Party Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to each Bank Party that:

                 (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

                 (b) the Financial Statements are satisfy fairly present the matters stated therein and satisfy the requirements of the Agreement;

                 (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 7.1, 7.11, 7.12 and 7.13 of the Agreement *[and Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

                 (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

                 (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

       The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

       IN WITNESS WHEREOF, this instrument is executed as of ____________, 199_.

                                        PARKER DRILLING COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE


         Reference is made to that certain Term Loan Agreement dated as of November 8, 1996 (as from time to time amended, the "Agreement"), by and among Parker Drilling Company, as Borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Borrower hereby certifies to the Bank Parties as follows:

                 1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section 6.12 of the Agreement *[EXCEPT AS SET FORTH IN SCHEDULE I ATTACHED HERETO].

                 2. Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could cause a Material Adverse Change.

                 3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents.

                 4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could have a Material Adverse Effect.

                 5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

         The officer of Borrower signing this instrument is the *[President/Chief Executive Officer] of Borrower and hereby certifies that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 199_.


                                        PARKER DRILLING COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                     Date _______________, 199__


         Reference is made to that certain Term Loan Agreement dated as of November 8, 1996 (as from time to time amended, the "Agreement"), by and among by and among Parker Drilling Company, as Borrower, ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         ____________________ ("Assignor") and ____________________
("Assignee") hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's Loans and Note. After giving effect to such sale and assignment, Assignee's Percentage Share (and Assignor's remaining Percentage Share) will be as set forth in Item 3 of Annex I hereto.

         2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any other Related Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

         3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Assignor or any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a an Eligible Transferee under the Agreement; (iv) appoints and authorizes Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to them, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender (including the obligation to make future Loans). [; and (vi) attaches the "Prescribed Forms" described in Section 3.6(d) of the Agreement.]

         4. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Agent. The effective date of this Assignment and Assumption Agreement (the "Settlement Date") shall be the date specified in Item 4 of Annex I hereto; provided that this Assignment and Assumption Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Agent and Borrower has been obtained (to the extent required in the Agreement), (ii) Agent has received a fully executed original hereof, and (iii) Agent has received the processing fee referred to in Section 10.5(c)(ii) of the Agreement.

         5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

         6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's Loans which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

         8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

                                        [NAME OF ASSIGNOR]
                                        as Assignor

                                        By:_________________________
                                         Title:

                                        [NAME OF ASSIGNEE]

                                        By:_________________________
                                         Title:

CONSENTED TO AND ACKNOWLEDGED:


ING (U.S.) CAPITAL CORPORATION
as Agent


By: __________________________
  Title:

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I

1.       Borrower:  Parker Drilling Company

2.       Date of Assignment Agreement:

3.       Amounts (as of date of item #2 above):

                                                        Assignor              Assignee
                                                       (as Revised)            (New)
                                                       ------------          --------
         a.  Percentage Share (1)                      ________%             ________%

         b.  Percentage Share of
             Maximum Loan Amount:                      $__________           $__________

4.       Settlement Date:

5.       Notices:

         ASSIGNEE:

         ____________________
         ____________________
         ____________________
         Attention:
         Telephone:
         Telecopy:

6.       Wiring Instructions:

         ____________________
         ____________________
         ____________________





____________________

(1) Percentage taken to 12 decimal places.

                                                                       EXHIBIT F

                           ACCOUNTS RECEIVABLE REPORT

             Reference is made to that certain Term Loan Agreement dated as of November _, 1996 (as from time to time amended, the "Agreement"), by and among Parker Drilling Company ("Borrower"), ING (U.S.) Capital Corporation, as Agent and Collateral Agent, and certain financial institutions, as Lenders, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

             This Accounts Receivable Report is prepared as of the end of ________________. Attached hereto are the following:

         A. A summary calculations of Eligible Accounts as of the end of such month, separately listing the account debtors owing $500,000 or more to Borrower and the Restricted Subsidiaries and aggregating their remaining account debtors.

         B. A detailed aged schedule of all Eligible Accounts as of the end of such month, listing the face amounts and dates of invoices of each Eligible Account and the name and address of each account debtor obligated on such Eligible Account.

         C. A summary aged listing of all accounts payable of Borrower and the Restricted Subsidiaries and an aged list of their ten largest accounts payable.

         The Officer or Borrower signing this instrument hereby certifies that he has undertaken such inquiry as is in his opinion necessary to enable him to deliver this report and the attached schedules and, to the best of his knowledge, each of such schedules accurately and completely sets out the matters referred to therein.

         IN WITNESS WHEREOF, this instrument is executed as of _________________, 19____.


                                        PARKER DRILLING COMPANY


                                        ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT G


                                   RIG REPORT